Exhibit 99.1

Contacts:	Thomas C. Wilder
Micro Therapeutics, Inc.
949/837-3700

Rob Whetstone/Robert Jaffe
PondelWilkinson Inc.
310/279-5963

MICRO THERAPEUTICS REPORTS RECORD REVENUE IN 2004 FOURTH QUARTER

AND FULL YEAR FINANCIAL RESULTS

— Conference Call Scheduled for Today at 1:00 p.m. PST;

Simultaneous Webcast at www.1mti.com —

Irvine, Calif. – February 10, 2005 – Micro Therapeutics, Inc. (MTI) (NASDAQ:MTIX) today reported financial results for the fourth quarter and year ended December 31, 2004.

For the 2004 fourth quarter, net sales were $10.9 million, a 27% increase over net sales of $8.5 million in the fourth quarter of the prior year. Revenues from MTI’s neuro embolic products, comprising the Sapphire and NXT families of detachable coils, and Onyx®, the company’s proprietary liquid embolic material, increased 48% to $4.3 million, compared with $2.9 million in the 2003 fourth quarter. Neuro access and delivery products, which include the company’s portfolio of micro catheters, guidewires and balloons, rose 46% to $5.9 million, compared with $4.0 million in the 2003 fourth quarter. Sales of peripheral products declined in the fourth quarter.

For the twelve months of 2004, net sales grew 46% to $35.7 million from $24.5 million in 2003. Neuro embolic product revenues were $12.7 million, representing a 55% increase from revenues of $8.2 million for 2003. Neuro access and delivery products increased 62% to $20.2 million, compared with $12.5 million in 2003.

Net sales in the U.S. increased 24% to $3.4 million for the 2004 fourth quarter, and increased 48% to $12.1 million for the twelve months of 2004. International net sales in 2004 were $7.5 million for the fourth quarter and $23.6 million for the twelve months, representing growth rates over comparable prior periods of 29% and 45%, respectively.

“These revenue results reflect strong contributions across geographic regions and throughout a growing portfolio of neuro-interventional products,” stated Tom Wilder, MTI President & Chief Executive Officer. “During the fourth quarter, we introduced several new products and streamlined our expense structure by consolidating manufacturing operations, giving us strong momentum as we enter 2005.”

Gross margin for the 2004 fourth quarter was 58%, as compared to 57% for the corresponding prior year period, and was adversely impacted by year-end inventory adjustments and costs associated with the expansion of coil manufacturing capacity in Irvine. For the twelve months of 2004, gross margin decreased to 59% from 61% in 2003.

Operating expenses increased in the 2004 fourth quarter to $12.5 million, compared with $10.9 million in the prior year period. For the twelve months of 2004, operating expenses were $45.4 million, compared to $41.7 million in 2003. Included in 2004 fourth quarter and full year operating expenses were $2.5 million of costs associated with MTI’s consolidation of its German manufacturing operations into its Irvine facility.

Net loss for the 2004 fourth quarter was $5.5 million, or $.11 per share, compared with net loss of $5.7 million, or $.16 per share, in the 2003 fourth quarter. Net loss for the twelve months of 2004 was $37.5 million, or $.86 per share, compared to net loss of $12.8 million, or $.38 per share, in the 2003 period. Included in the 2004 full year results are aggregate non-cash charges of $15.4 million related to the exchange feature of promissory notes sold by MTI in December 2003 and June 2004, and exchanged for MTI common stock in January and August 2004, respectively. Also included in 2004 results is a gain of $1.7 million from the receipt of previously escrowed funds related to the company’s sale of its minority interest in Enteric Medical Technologies in 2002. Financial results for 2003 include a gain of $14.6 million related to milestone payments received in 2003 in connection with the above mentioned Enteric transaction.

Weighted average shares outstanding for the fourth quarters of 2004 and 2003 were 48.4 million and 35.1 million, respectively, and weighted average shares outstanding for the full years of 2004 and 2003 were 43.5 million and 33.5 million, respectively.

Financial Outlook / Conference Call Information

The Company currently expects net sales for 2005 to be in a range of $47 million to $51 million, and in a range of $65 million to $72 million for 2006. The company will host a conference call today with interested parties beginning at 1:00 p.m. PST to review the results of operations for the fourth quarter and full year of 2004, its financial outlook and other recent events.

Discussions during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s revenues, margins, operating expenses, distribution arrangements, clinical studies, regulatory status, and financial position, and comments the company may make about its future in response to questions from participants on the conference call. Any interested party may listen to the conference call through a live audio Internet broadcast at www.1mti.com. For those unable to listen to the live broadcast, a playback of the webcast will be available at www.1mti.com for approximately one year.

About Micro Therapeutics, Inc.

MTI develops, manufactures and markets minimally invasive medical devices for the diagnosis and treatment of vascular disorders. The company’s primary focus is on catheter based technologies and products for the interventional neuroradiology market. MTI’s products include the Sapphire® and NXT lines of embolic coils, the ONYX® liquid embolic system, and a broad line of micro catheters, guidewires, and occlusion balloons that are utilized in the treatment of cerebral vascular disorders.

Forward-Looking Statements

Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties relate, but are not limited, to, in no particular order: product demand and market acceptance, the impact of competitive products and pricing, effectiveness and pace of current and future product development, success of clinical testing, the impact of intellectual property litigation and regulatory approval. More detailed information on these and additional factors which could affect Micro Therapeutics, Inc.’s operating and financial results are described in the company’s Forms 10-QSB, 10-KSB, and other reports, filed or to be filed with the Securities and Exchange Commission. Micro Therapeutics, Inc. urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, Micro Therapeutics, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

# # #

FINANCIAL TABLES FOLLOW

MICRO THERAPEUTICS, INC.

Statement of Operations Data

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Net sales	$10,878,000	$8,539,000	$35,725,000	$24,482,000
Cost of sales	4,516,000	3,649,000	14,641,000	9,667,000

Gross profit	6,362,000	4,890,000	21,084,000	14,815,000

Operating expenses
Research & development, clinical & regulatory	3,374,000	3,687,000	14,336,000	17,703,000
Selling, general & administrative	6,611,000	7,000,000	28,559,000	24,018,000
Facility consolidation	2,527,000	—	2,527,000	—

Total operating expenses	12,512,000	10,687,000	45,422,000	41,721,000

Loss from operations	(6,150,000)	(5,797,000)	(24,338,000)	(26,906,000)

Other income (expense)
Gain on sale of investment	—	—	1,728,000	14,647,000
Stock issuance expenses	—	—	—	(600,000)
Amortization of exchange feature of notes payable	—	—	(15,436,000)	—
Other	619,000	139,000	597,000	74,000

Total other income (expense)	619,000	139,000	(13,111,000)	14,121,000

Loss before taxes	(5,531,000)	(5,658,000)	(37,449,000)	(12,785,000)
Income tax expense	—	—	2,000	2,000

Net loss	(5,531,000)	(5,658,000)	(37,451,000)	(12,787,000)

Other comprehensive income (loss)
Foreign currency translation gain (loss)	43,000	(268,000)	37,000	(429,000)

Total other comprehensive income (loss)	43,000	(268,000)	37,000	(429,000)

Comprehensive loss	$(5,488,000)	$(5,926,000)	$(37,414,000)	$(13,216,000)

Per share information
Net loss available to common stockholders	$(5,531,000)	$(5,658,000)	$(37,451,000)	$(12,787,000)
Net loss per share (basic and diluted)	$(0.11)	$(0.16)	$(0.86)	$(0.38)
Shares used in computation of net loss per share	48,366,000	35,075,000	43,516,000	33,524,000

MICRO THERAPEUTICS, INC.

Selected Balance Sheet Data

(unaudited)

	December 31,
	2004	2003
Cash and cash equivalents	$11,647,000	$16,551,000
Working capital	$15,737,000	$17,736,000
Total assets	$61,863,000	$62,264,000
Accumulated deficit	$(146,215,000)	$(108,764,000)
Total stockholders’ equity	$47,995,000	$38,467,000

MICRO THERAPEUTICS, INC.

Revenues by Product Lines and Geographic Markets

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Product Lines
Embolic products	$4,292,000	$2,896,000	$12,714,000	$8,226,000
Neuro access and delivery products	5,905,000	4,042,000	20,174,000	12,470,000
Peripheral vascular and other products	681,000	1,601,000	2,837,000	3,786,000

Total net sales	$10,878,000	$8,539,000	$35,725,000	$24,482,000

Geographic Markets
United States	$3,370,000	$2,727,000	$12,142,000	$8,197,000
International	7,508,000	5,812,000	23,583,000	16,285,000

Total net sales	$10,878,000	$8,539,000	$35,725,000	$24,482,000